Exhibit 99.1
CC MASTER CREDIT CARD TRUST II

Excess Spread Analysis—December 2002

	Series	1995-C *	1996-C	1998-A *
	Deal Size	$400 MM	$271.50 MM	$600 MM
	Expected Maturity	02/18/03	02/16/04	09/15/03

Yield		5.52%	19.42%	16.38%
Less:	Coupon	0.14%	1.66%	1.70%
	Servicing Fee	0.12%	1.50%	1.06%
	Net Credit Losses	2.13%	8.05%	6.48%
	Excess Spread:
	December-02	3.13%	8.21%	7.14%
	November-02	4.76%	7.43%	7.11%
	October-02	6.75%	8.75%	9.07%
	Three month Average Excess Spread	4.88%	8.13%	7.77%

	Delinquency:
	30 to 59 days	2.29%	2.29%	2.29%
	60 to 89 days	1.58%	1.58%	1.58%
	90 + days	3.28%	3.28%	3.28%
	Total	7.15%	7.15%	7.15%

	Payment Rate	12.43%	12.43%	12.43%